Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Navios Maritime Holdings Inc.

We hereby consent to the use in this pre-effective Amendment No. 1 to the Registration Statement on Form F-1 of our report dated January 17, 2005, on the financial statements of International Shipping Enterprises, Inc. as of December 31, 2004 and for the period from September 17, 2004 (date of inception) to December 31, 2004, which appears in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP

New York, New York

December 15, 2005